Exhibit 10.33
FIRST AMENDMENT
TO THE AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN
The following amendment (the “First Amendment”) to the American Equity Investment Life Holding Company (the “Company”) Amended and Restated Short-Term Incentive Plan (the “Plan”) was adopted by the Compensation Committee (the “Committee”) of the Board of Directors of the Company on February 25, 2021. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
1.Amendment to Section III (M). Section III, “Definitions”, part M of the Plan is amended and replaced in its entirety to read as follows:
M. “For Cause” includes: (i) the willful and continued failure by an Employee Participant to perform substantially the Employee Participant’s duties with the Company (other than any such failure resulting from the Employee Participant’s incapacity due to physical or mental illness) for a period of thirty (30) days after a written demand for substantial performance is delivered to the Employee Participant that specifically identifies the manner in which the Employee Participant has not substantially performed his or her duties; (ii) the commission of an act of fraud, embezzlement or dishonesty in the course of employment that results in material loss, damage or injury to the Company or any Affiliate; (iii) material non-compliance with generally accepted financial standards or reporting requirements that results in the Company’s restatement of its earnings, financial results or financial statements; (iv) the conviction of, guilty plea to, or plea of “no contest” to a criminal act, whether or not in the course of employment or in the workplace, that constitutes a felony or other serious crime involving moral turpitude, dishonesty or fraud; (v) the violation of a non-compete, non-solicitation or confidentiality agreement with the Company, that causes material financial impact or significant reputational harm, or the material violation of any Company Code of Conduct; or (vi) the willful failure to cooperate with the Company or any Affiliate in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee Participant in good faith and in the best interests of the Company.
2.Effect on the Plan. Except as specifically amended by this First Amendment, the Plan shall remain in full force and effect.
3.Governing Law. This First Amendment shall be governed by and construed according to the laws of the State of Iowa.
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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first above written.

AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

By:	/s/ Jennifer Bryant
Name: Jennifer Bryant
Title: Chief Human Resources Officer